EXHIBIT 1
to SCHEDULE 13D


                          SECURITIES PURCHASE AGREEMENT


         SECURITIES PURCHASE AGREEMENT, dated December 4, 2001 (this "AGREEMENT"), among The Goldman Sachs Group, Inc. (the "SELLER"), and the parties listed on Schedule 1 to this Agreement (the "PURCHASERS").

         WHEREAS, each of the Purchasers wishes to purchase from the Seller the aggregate number of shares of Class B common stock, par value $0.01 per share, of SoundView Technology Group, Inc., a Delaware corporation (the "COMPANY"), set forth opposite the name of such Purchaser on SCHEDULE 2.1 hereto (the "PURCHASED SHARES").

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         1.1 DEFINITIONS. Defined terms used in this Agreement but not otherwise defined have the following meanings:

         "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

         "CONTRACTUAL OBLIGATIONS" means as to any Person, any security issued by such Person or any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

         "GOVERNMENTAL AUTHORITY" means the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "LIEN" means any mortgage, deed of trust, pledge, hypothecation, escrow, assignment, encumbrance, lien (statutory or other) or preference, priority, right of first offer or first refusal, exchange or option right, or other security interest or preferential arrangement of any kind or nature whatsoever.

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         "PERSON" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

         "REQUIREMENT OF LAW" means, as to any Person, any law, statute, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority or stock exchange, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.


                                   ARTICLE II

                      PURCHASE AND SALE OF PURCHASED SHARES

         2.1 PURCHASE AND SALE. Subject to the terms and conditions herein set forth, at the Closing (as defined below), the Seller agrees to sell to each of the Purchasers, and each of the Purchasers, severally and not jointly, agrees to purchase from the Seller, at a price per share equal to $1.7142, the aggregate number of Purchased Shares set forth opposite such Purchaser's name on
SCHEDULE 2.1 hereto for the aggregate purchase price set forth opposite such Purchaser's name on SCHEDULE 2.1 hereto.

         2.2 CLOSING. Subject to the satisfaction or waiver of the conditions set forth in Article V, the closing of the sale and purchase of the Purchased Shares (the "CLOSING") shall take place at 10:00 a.m., New York City time, at the offices of the Company on December 12, 2001 or at such other time, place and date to which the Seller and the Purchasers may agree in writing (the "CLOSING DATE"). On the Closing Date, (a) the Seller shall deliver to each Purchaser stock certificates representing the Purchased Shares being sold by the Seller to such Purchaser (the "STOCK CERTIFICATES") and stock powers, in the form attached hereto as EXHIBIT A (the "STOCK POWERS"), executed by the Seller and take all other actions reasonably requested by the Purchasers to effectuate the valid transfer of the Purchased Shares on the books and records of the Company and (b) the Purchasers shall wire the aggregate purchase price for all of the Purchased Shares to an account of the Seller designated in writing by the Seller.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         The Seller hereby represents and warrants to each of the Purchasers as follows:

         3.1 EXISTENCE AND POWER; CAPACITY. The Seller, (a) is a corporation, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and (b) has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

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         3.2      AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Seller of this Agreement and the transactions contemplated hereby including, without limitation, the sale of the Purchased Shares by such Seller (a) have been duly authorized by all necessary action, do not contravene the terms of the Seller's Certificate of Incorporation, as amended, and by-laws, as amended, in each case as in effect on the date hereof; (b) do not violate, conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation of such Seller, or any Requirement of Law applicable to such Seller, including federal or state securities laws; and
(c) do not violate any judgment, injunction, award, decree or order of any nature of any Governmental Authority (collectively, "ORDERS") against, or binding upon, such Seller.

         3.3 TITLE TO SECURITIES. The Seller owns beneficially and of record the Purchased Shares and has good and valid title to the Purchased Shares, free and clear of all Liens. The Seller has the unrestricted power and authority to transfer the Purchased Shares to the Purchasers. Upon delivery to the Purchasers of the Purchased Shares and payment therefor, the Purchasers shall acquire good and valid title to such Purchased Shares, free and clear of all Liens, other than Liens created or suffered to exist by the Purchasers.

         3.4 GOVERNMENTAL AUTHORIZATION; THIRD PARTY CONSENTS. No approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under any requirement of law is necessary or required in connection with the execution, delivery or performance (including, without limitation, the sale and delivery of the Purchased Shares), by or enforcement against the Seller of this Agreement or the transactions contemplated hereby.

         3.5 BINDING EFFECT. This Agreement has been duly executed and delivered by the Seller, and this Agreement constitutes the valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

         3.6 RULE 144 (k) ELIGIBLE. The Seller has owned the Purchased Shares for more than two (2) years and is not, and has not been for at least three months, an affiliate of the Company. No registration of the Purchased Shares, pursuant to the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "SECURITIES ACT") or any state securities or "blue sky" laws, is required by the offer or sale of the Purchased Shares.


                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

         Each of the Purchasers hereby represents and warrants (severally and not jointly) to the Seller as follows:

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         4.1      EXISTENCE AND POWER. Such Purchaser (a) is a limited
partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (b) has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

         4.2 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by such Purchaser of this Agreement (a) have been duly authorized by all necessary partnership or limited liability company action and do not contravene the terms of such Purchaser's constituent documents as in effect on the date hereof; (b) do not violate, conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation of such Purchaser or any Requirement of Law applicable to such Purchaser, including federal or state securities laws; and (c) do not violate any Orders against, or binding upon, such Purchaser.

         4.3 GOVERNMENTAL AUTHORIZATION; THIRD PARTY CONSENTS. No approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under any Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the purchase and delivery of the Purchased Shares) by, or enforcement against, such Purchaser of this Agreement and the transactions contemplated hereby.

         4.4 BINDING EFFECT. This Agreement has been duly executed and delivered by such Purchaser and this Agreement constitutes the valid and binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

         4.5 PURCHASE FOR OWN ACCOUNT. The Purchased Shares to be acquired by such Purchaser pursuant to this Agreement are being acquired for its own account and with no intention of distributing or reselling such Purchased Shares or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to the rights of such Purchaser at all times to sell or otherwise dispose of all or any part of such Purchased Shares under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of such Purchaser's property being at all times within its control. If such Purchaser should in the future decide to dispose of any of the Purchased Shares, such Purchaser understands and agrees that it may do so only in compliance with the Securities Act.

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                                    ARTICLE V

                                   CONDITIONS

         5.1 CONDITIONS TO THE OBLIGATION OF THE PURCHASERS TO CLOSE. The obligation of the Purchasers to purchase the Purchased Shares, to pay the purchase price therefor at the Closing and to perform any obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, the Purchasers of the following condition on or before the Closing Date: The Seller shall have taken all actions necessary to effectuate the valid transfer of the Purchased Shares being purchased by the Purchasers, including, without limitation, delivering to the Purchasers the Stock Certificates and the Stock Powers; and all of the representations and warranties of the Seller set forth in
Article III shall be true and correct on the Closing Date as though made on such date.

         5.2 CONDITION TO THE OBLIGATIONS OF SELLER TO CLOSE. The obligation of the Seller to sell the Purchased Shares and to perform its other obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, the Seller of the following conditions on or before the Closing Date:
Each Purchaser shall have paid the aggregate purchase price for the Purchased Shares to be purchased by such Purchaser; and all of the representations and warranties of the Purchasers set forth in Article IV shall be true and correct on the Closing Date as though made on such date.


                                   ARTICLE VI

                                  MISCELLANEOUS

         6.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Seller made herein shall survive the execution and delivery of this Agreement.

         6.2 NOTICES. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or Personal delivery:


                           if to the Seller:

                           The Goldman Sachs Group, Inc.
                           85 Broad Street
                           New York, NY 10004
                           Attention:  Joseph Gleberman

                           if to the Purchasers:

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                           c/o General Atlantic Service Corporation
                           3 Pickwick Plaza
                           Greenwich, CT 06830
                           Telecopy:  (203) 622-8818
                           Attention:  Matthew Nimetz

                           with a copy to:
                           Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                           New York, NY 10019-6064
                           Telecopy:  (212) 757-3990
                           Attention:  Douglas A. Cifu, Esq.

         All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

         6.3 SUCCESSORS AND ASSIGNS; THIRD-PARTY BENEFICIARIES. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws and the terms and conditions thereof, each of the Purchasers may assign any of its rights under this Agreement to any of its affiliates (as defined in Rule 12b-2 of the general rules and regulations under the Securities Exchange Act of 1934, as amended), provided that such Purchaser remains liable for such affiliate's obligations hereunder. The Seller may assign any of its rights under this Agreement without the written consent of the Purchasers. No Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

         6.4      AMENDMENT AND WAIVER.

                  (a) No failure or delay on the part of the Seller or any Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Seller or the Purchasers at law, in equity or otherwise.

                  (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Seller or any Purchaser from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Seller and the Purchasers, and (ii) only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Purchasers or the Seller in any case shall entitle the Purchasers or the Seller, as the case may be, to any other or further notice or demand in similar or other circumstances.

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         6.5      COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         6.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

         6.7 HEADINGS; RULES OF CONSTRUCTION. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

         6.8 ENTIRE AGREEMENT. This Agreement, together with any exhibits and schedules hereto, is intended by the parties as a final expression of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         6.9 PAYMENT OF FEES. Each party shall pay its own fees and expenses incurred in connection with this Agreement or otherwise.

         6.10 FURTHER ASSURANCES; OPINION. Each of the parties shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement. Upon the request of the Purchasers if required to consummate the valid transfer of the Purchased Shares, the Seller shall deliver to the Purchasers an opinion of counsel to the Seller, in customary form and reasonably satisfactory to the Purchasers, opining that it is not required to register the offer and sale of the Purchased Shares to the Purchasers pursuant to the provisions of the Securities Act.

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         IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement on the date first written above.


                                   THE GOLDMAN SACHS GROUP, INC.


                                   By:  /s/ Joseph H. Gleberman
                                        ---------------------------------------
                                        Name:   Joseph H. Gleberman
                                        Title:  Vice President


                                   GENERAL ATLANTIC PARTNERS 61, L.P.

                                   By:  General Atlantic Partners, LLC,
                                        its General Partner


                                   By:  /s/ Steven A. Denning
                                        ---------------------------------------
                                        Name:   Steven A. Denning
                                        Title:  A Managing Member


                                   GAP COINVESTMENT PARTNERS II, L.P.


                                   By:  /s/ Steven A. Denning
                                        ---------------------------------------
                                        Name:   Steven A. Denning
                                        Title:  A General Partner

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                                                                      SCHEDULE 1


                                   PURCHASERS
                                   ----------


General Atlantic Partners 61, L.P.
GAP Coinvestment Partners II, L.P.





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                                                                    SCHEDULE 2.1


                       PURCHASED SHARES AND PURCHASE PRICE
                       -----------------------------------


         PURCHASER                      PURCHASED SHARES        PURCHASE PRICE
         ---------                      ----------------        --------------

General Atlantic Partners 61, L.P.          3,701,408           $6,344,953.59

GAP Coinvestment Partners II, L.P.           798,592            1,368,946.41

Total:                                      4,500,000           $7,713,900.00





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

                                                                       EXHIBIT A


                                   STOCK POWER


FOR VALUE RECEIVED, The Goldman Sachs Group, Inc. ("Seller") hereby sells, assigns and transfers unto General Atlantic Partners 61, L.P. ___________ shares of Class B common stock, par value $0.01 per share (the "Shares"), of SoundView Technology Group, Inc. (the "Company") standing in the name of Seller on the books of the Company, and does hereby constitute and appoint the Secretary of the Company or any other officer of the Company to transfer the Shares on the books of the Company.

Dated:  December __, 2001


                                   THE GOLDMAN SACHS GROUP, INC.


                                   By:  _______________________________________
                                        Name:
                                        Title:





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                                   STOCK POWER


FOR VALUE RECEIVED, The Goldman Sachs Group, Inc. ("Seller") hereby sells, assigns and transfers unto GAP Coinvestment Partners II, L.P. ___________ shares of Class B common stock, par value $0.01 per share (the "Shares"), of SoundView Technology Group, Inc. (the "Company") standing in the name of Seller on the books of the Company, and does hereby constitute and appoint the Secretary of the Company or any other officer of the Company to transfer the Shares on the books of the Company.

Dated:  December __, 2001


                                   THE GOLDMAN SACHS GROUP, INC.


                                   By:  _______________________________________
                                        Name:
                                        Title:





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